UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 6, 2022

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holdings

(a) – (b) At its annual meeting of stockholders (“Annual Meeting”), held on June 2, 2022, ATI Physical Therapy, Inc. (the “Company”) set forth the matters below to a vote.

As of the close of business on April 5, 2022, the record date for the Annual Meeting, 207,386,007 shares of the Company’s Class A common stock, $0.0001 par value (“Common Stock”), were outstanding and entitled to vote.

Set forth below are the proposals voted upon at the Annual Meeting and the final vote tabulation that certified the voting results as received from the Inspector of Election. Based on the results, at least ________ shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing ______ percent of the shares entitled to be voted. Percentages are based on the total votes cast.

Proposal I – Election of Directors

Stockholders approved the election of two Class I directors to serve for a three-year term to expire at the 2025 annual meeting of stockholders. The voting results for this proposal were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Andrew McKnight	130,810,433	3,045,330	18,010,747
Teresa Sparks	131,943,927	1,911,836	18,010,747

Proposal II – Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022.

Stockholders ratified the appointment of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
150,331,236	1,396,469	138,805

Proposal III – Advisory Vote Concerning Executive Compensation of the Named Executive Officers.

Stockholders approved, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company’s 2022 Annual Meeting Proxy Statement. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
132,851,916	960,204	43,643	18,010,747

Proposal IV-Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Stockholders approved, on an advisory basis, one year as the frequency to hold advisory votes on named executive officer compensation. The voting results for this proposal were as follows:

1-Year	2-Years	3-Years	Abstain	Broker Non-Votes
133,564,700	19,503	217,995	53,565	18,010,747

Proposal V – Amendment to the Company’s 2021 Equity Incentive Plan.

Stockholders approved an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance by 560,979 shares, or from 20,728,254 shares to 21,289,233 shares, and the forfeiture of certain shares subject to restricted stock agreements. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
132,819,199	1,014,953	21,611	18,010,747

(d) As described above, at the Company’s Annual Meeting, the Company’s stockholders approved, on an advisory basis, one year as the frequency to hold advisory votes on named executive officer compensation, consistent with the recommendation of the Company’s Board of Directors. In response to the voting results, the Company will hold an advisory vote on named executive officer compensation in its proxy materials every year until its next vote on the frequency with which stockholders will vote on named executive officer compensation.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	ATI Physical Therapy, Inc. 2021 Equity Incentive Plan

10.2	Amendment No. 1 to the ATI Physical Therapy, Inc. 2021 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2022	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer